UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report: February 6, 2004

Date of earliest event reported: February 4, 2004

Commission File No. 0-10587

Fulton Financial Corporation

The Drovers and Mechanics Bank Salary Deferral Plan, Fulton Financial Affiliates’ 401(K)

Savings Plan And Trust, and Fulton Financial Corporation Profit Sharing Plan

(Exact Name of Registrant as specified in its charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

One Penn Square, P.O. Box 4887, Lancaster, PA	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 291-2411

Item 4. Changes in Registrant’s Certifying Accountants

By letter dated February 4, 2004, Smith Elliott Kearns & Company, LLC (“Smith Elliott”) resigned as independent auditor of the following Fulton Financial Corporation benefit plans: The Drovers and Mechanics Bank Salary Deferral Plan; Fulton Financial Affiliates’ 401(K) Savings Plan And Trust; and Fulton Financial Corporation Profit Sharing Plan (together, the “Benefit Plans”). A new auditing firm has not yet been engaged. Smith Elliott’s reports on the Benefit Plans’ 2002 financial statements were issued in May, 2003, in conjunction with the filing of the Benefit Plans’ respective Annual Reports on Form 11-K for the year ended December 31, 2002, and in November 2003, for the interim report on Form 11-K for The Drovers and Mechanics Bank Salary Deferral Plan for the period ended June 1, 2003.

During the Benefit Plans’ two most recent fiscal years, ended December 31, 2002, and, in the case of The Drovers and Mechanics Bank Salary Deferral Plan, the subsequent interim period through June 1, 2003, there were no disagreements between Fulton and Smith Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Smith Elliott’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Benefit Plan’s two most recent fiscal years and, with respect to The Drovers and Mechanics Bank Salary Deferral Plan, the subsequent interim period through June 1, 2003.

The audit reports of Smith Elliott on the statements of net assets available and the related statements of changes in net assets available of the Benefit Plans as of and for the fiscal years ended December 31, 2002 and 2001 and, with respect to The Drovers and Mechanics Bank Salary Deferral Plan, the subsequent interim period through June 1, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Fulton provided Smith Elliott with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Smith Elliott’s letter, dated February 4, 2004, stating that it has found no basis for disagreement with such statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

16.1	Letter of Smith Elliott Kearns & Company, LLC regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FULTON FINANCIAL CORPORATION

By:	/s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and Chief Financial Officer

Date: February 6, 2004